                                                                    Exhibit 10.1


     THIS SHARE EXCHANGE AGREEMENT, dated as of the 14th day of June, 2005 (the "Agreement"), by and among Vorsatech Ventures, Inc. a Delaware corporation (the "Company"); Thomas Braun ("Braun") and Berlin Capital Investments, Inc., a British Columbia corporation (the "Shareholder"); Bearn's Power Investment Corporation, a British Virgin Islands corporation and Strong Gold Finance Corporation, a British Virgin Islands corporation (the "Sellers"); and Synutra, Inc., an Illinois corporation ("'Synutra"). The Company, Braun, the Shareholder, the Sellers and Synutra are collectively referred to herein as the "Parties".

                              W I T N E S S E T H:

     WHEREAS, the Sellers collectively own all of the shares of the capital of Synutra (the "Synutra Shares") which in turn owns all of the registered capital of six foreign owned companies organized under the laws of the People's Republic of China (the "Subsidiaries").

     WHEREAS, the Company desires to acquire from Sellers, and Sellers desire to sell to the Company, the Synutra Shares in exchange (the "Exchange") for the issuance by the Company of an aggregate of 45,879,500 shares (the "Company Shares") of Company Common Stock. The Company Shares shall be issued to the Sellers and/or their designees, as to 46,000,000 Company Shares, WestPark Capital, Inc. (the "Financial Consultant"), and/or its designees as to 2,854,500 Company Shares, and a finder, as to 25,000 Company Shares, on the terms and conditions set forth herein. The remaining balance of 1,212,213 shares is composed of shares originally held by certain of the Company's shareholders and other non-affiliated shareholders.

     WHEREAS, Braun through the Shareholder owns approximately 83% of the outstanding capital stock of the Company and will benefit from the transactions contemplated herein.

     WHEREAS, after giving effect to the Exchange and the share cancellation as described herein, there will be approximately 50,000,713 shares of Company Common Stock issued and outstanding.

     NOW, THEREFORE, in consideration, of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE
                                  ------------

     1.1 The Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

          (a) the Company shall issue and deliver to each of the Sellers and/or their designees and the Financial Consultant and/or its designee the number of authorized but unissued shares of Company Common Stock set forth opposite such Seller's or designee's names set forth on Schedule I hereto or pursuant to separate instructions to be delivered prior to Closing, and

          (b) the Sellers agree to deliver to the Company duty endorsed certificates representing the Synutra Shares.

     1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Troy & Gould on or before July 15, 2005 (the "Closing Date") at 10:00 a.m., or at such place and time as mutually agreed upon by the parties hereto.

     1.3 Effective Time. The Exchange shall become effective (the "Effective Time") at such time as all of the conditions to set forth in Article VII hereof have been satisfied or waived by the Parties hereto,

     1.4 Escrow. Notwithstanding anything herein to the contrary, an escrow ("Escrow") shall be established at the law firm of Troy & Gould (the "Escrow Agent") pursuant to an escrow agreement among the Parties and Troy & Gould (the "Escrow Agreement") upon terms reasonably acceptable to the parties to the Escrow Agreement. Pursuant to the Escrow, the following Shares shall be deposited with the Escrow Agent: the 48,879,500 Company Shares.

                                   ARTICLE II
                       REPRESENTATIONS, AND WARRANTIES OF
                       ----------------------------------
                        THE, COMPANY AND THE SHAREHOLDER
                        --------------------------------

     The Company and the Shareholder severally represent and warrant to Synutra and each of the Sellers that now and/or as of the Closing:

     2,1 Due Organization and Qualification; Due Authorization.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted, The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

          (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

          (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and -binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time
(i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

     2.3 Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 270,000,000 shares of which 250,000,000 have been designated as Company Common Stock $.0001 par value and 20,000,000 shares have been designed as preferred stock, $.0001 par value ("Preferred Stock"). As of the date hereof, there are 2,638,713, shares of Company Common Stock issued and outstanding and no shares of Preferred Stock outstanding. All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

     2.4 Financial Statements. Item 2.4 of the Disclosure Schedule to this Agreement, includes copies the balance sheets of the Company at March 31, 2005 and 2004, and the related statements of operations and cash flows for the fiscal years then ended, including the notes thereto, as audited by Braverman International, P.C. independent accountants (the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

     2.5 No Assets or Liabilities. Except as set forth on the Financial Statements, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

     2.6 Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

     2.7 Indebtedness; Contracts; No Defaults. The Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a parry.

     2.8 Real. Property. The Company does not own or lease any real property.

     2.9 Compliance with Law. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

     2.10 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

     2.11 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company and the Shareholder, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company and the Shareholder, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     2.12 Insurance. The Company does not currently maintain any form of insurance.

     2.13 Patents; Trademarks and Intellectual Property Rights. The Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

     2.14 Trading. The Company Common Stock is currently listed for trading on the OTC Bulletin Board (the "Bulletin Board") and the Company has received no notice that its Common Stock is subject to being delisted therefrom.

     2.15 Securities Law Compliance. The Company has complied with all of the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), and has complied with all applicable blue sky laws.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SYNUTRA
                    -----------------------------------------

     Synutra and the Sellers severally represent and warrant to the Company that now and/or as of the Closing:

     3.1 Due Organization and Qualification; Subsidiaries, Due Authorization.

          (a) Synutra is a company duly organized, validly existing and in good standing under the laws of the state of Illinois, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Synutra is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Synutra.

          (b) Synutra does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than the Subsidiaries as set forth in Item 3.1 of the Disclosure Schedule. Each Subsidiary is wholly owned by Synutra, all the outstanding equity interest in each Subsidiary are owned free and clear of all liens. There is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Synutra to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of Synutra.

          (c) Synutra has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Synutra has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Synutra, enforceable against Synutra in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by Synutra and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of Synutra or any of the Subsidiaries, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Synutra or any of the Subsidiaries is a party or by which Synutra or any of the Subsidiaries or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any parry the right to create, any lien upon any of the assets of Synutra or any of the Subsidiaries, (iii) terminate or give any parry the right to terminate, amend, abandon. or refuse to perform any material agreement, arrangement or commitment to which Synutra is a party or by which Synutra or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Synutra is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

     3.3 Capitalization. The authorized capital stock of Synutra immediately prior to giving effect to the transactions contemplated hereby consists of 100,000 shares of common stock of which as of the date hereof there were 10,000 shares of Common Stock are issued and outstanding. Except as set forth herein, all of the outstanding shares of Synutra are duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to Synutra Shares, will not be transferred in violation of any rights of third parties. The Synutra Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Synutra to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. All of the Synutra Shares are owned of record and beneficially by the Sellers free and clear of any liens, claims, encumbrances, or restrictions of any kind.

     3.4 Taxes. Synutra has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Synutra and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been. properly prepared and are true, correct (and to the extent such returns reflect judgments made by Synutra such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 3.4 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.4 of the Disclosure

Schedule, no tax return or tax return liability of Synutra has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.4 of the Disclosure Schedule, Synutra has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. Except as indicated in Item 3.4 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Synutra have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Synutra and in the Synutra Financial Statements.

     3.5 Compliance with Law. Synutra and the Subsidiaries are conducting their respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Neither Synutra nor any Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

     3.6 Litigation.

          (a) There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting Synutra or any of the Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof,

          (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting Synutra or any of the Subsidiaries; and

          (c) neither Synutra nor any of the Subsidiaries has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

                                   ARTICLE IV
                  REPRESENTATION AND WARRANTIES OF THE SELLERS
                  --------------------------------------------

     Each Seller, severally, represents and warrants to the Company and the Shareholder that now and/or as of the closing:

     4.1 Title to Shares. Such Seller is the legal and beneficial owner of the Synutra Shares to be transferred to the Company by such Seller, and upon consummation of the exchange contemplated herein, the Company will acquire from such Seller good and marketable title to such Shares, free and clear of all Liens excepting only such restrictions upon transfer, if any, as maybe imposed by Applicable Law.

     4.2 Due Authorization. Each Seller has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     4.3 Purchase for Investment.

          (a) Each Seller is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

          (b) Each Seller understands that the Company Shares are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

     4.4 Investment Experience. Each Seller acknowledges that he can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

     4.5 Information. The Sellers have carefully reviewed such information as each Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the Synutra Shares for the Company Shares.

     4.6 Restricted Securities. Each Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

                                    ARTICLE V
                                    COVENANTS
                                    ---------

     5.1 Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such parry's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

                                   ARTICLE VI
                                   DELIVERIES
                                   ----------

     6.1 Items to be delivered to the Sellers prior to or at Closing by the Company.

          (a) Certificate of Incorporation and amendments thereto, By-laws and amendments thereto, certificate of good standing in the Company's state of incorporation;

          (b) all applicable schedules hereto;

          (c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

          (d) shareholder list;

          (e) all financial statements and all tax returns in possession of the Company;

          (f) resolution from the Company's Board appointing the designees of the Sellers to the Company's Board of Directors;

          (g) resolution from the Company's Board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

          (h) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;

          (i) certificates representing shares of the Company Shares issued in the denominations as set forth opposite the respective names of Sellers and/or their designees on Schedule I to this Agreement and the Financial Consultant;

          (j) any other document reasonably requested by the Sellers that it deems necessary for the consummation of this transaction.

     6.2 Items to be delivered to the Company prior to or at Closing by Synutra and the Sellers.

          (a) all applicable schedules hereto;

          (b) instructions from Synutra appointing its designees to the Company's Board of Directors;

          (c) share certificates and duly executed stock powers from the Sellers transferring the number of Synutra Shares set forth opposite their respective names on Schedule I to this Agreement to the Company:

          (d) resolutions from the Board of Directors of Synutra, if applicable, and shareholder resolutions approving the transactions contemplated hereby; and

          (e) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT
                              --------------------

     7.1 Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement.

          (b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing; and

          (c) The Company shall have cancelled approximately 1,517,500 shares of Common Stock owned by the Shareholder and/or his Affiliate(s).

          (d) Peter Braun, Karin Braun and Anna Trinh will enter into a purchase agreement to sell their shares as designated by WestPark Capital, Inc.

     7.2 Conditions to Obligations of Sellers. The obligations of Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

          (a) The Company shall have paid all of its the costs and expenses associated with the acquisition of the Synutra Shares by the Company;

          (b) the Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

          (c) the shares of the Company's Common Stock shall continue to be traded on the Bulletin Board and the Company shall not have received any notification materially adversely affecting such status. (a)

          (d) The Company shall have complied with Rule 14(f)(1) of the Exchange Act, if required.

     7.3 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

          (a) Synutra and the Sellers shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

     8.1 Indemnity of the Company, Braun and the Shareholder. The Company, Braun and the Shareholder severally agree as to defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or the Shareholder or in any document or certificate delivered by the Company or the Shareholder pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

     8.2 Indemnity of the Sellers. Each of the Sellers severally, agrees to defend, indemnify and hold harmless the Company, Braun and the Shareholder from and against, and to reimburse the Company and the Shareholder with respect to, all Losses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company, Braun or the Shareholder by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the applicable Seller or in any document or certificate delivered by the applicable Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that each Seller shall have responsibility hereunder only for the representations and warranties made by such Seller.

     8.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article VIII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Parry which consent shall not be unreasonably withheld.

                                   ARTICLE IX
                                   TERMINATION
                                   -----------

     9.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

          (a) The mutual agreement of the Parties;

          (b) Any party if-

               (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

               (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

          (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

                                    ARTICLE X
                         COVENANTS SUBSEQUENT TO CLOSING
                         -------------------------------

     Within thirty days after the Company has filed required financial statements pursuant to Form 8-k, the Company shall file, at its expense, with the U.S. Securities and Exchange Commission a registration statement covering the resale of Common Shares owned by Financial Consultant, Westpark Capital and their designees, the resale of which will be subject to (a) a leakage agreement reasonably acceptable to the Company, and (b) the selling shareholders depositing the Common Shares in a brokerage account with Westpark Capital.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

     11.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for two years. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     11.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

     11.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

     11.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized. overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

          Attention:

          If to the Sellers and Synutra:

          9784 Athletic Way
          Gaithersburg, MD 20878
          Telecopy No.: (301) 987-2346
          Attn: Weiguo Zhang

          With a copy to:

          Troy & Gould
          1801 Century Park East, 26th Floor
          Los Angeles, California 90067
          Attention: David L. Ficksman, Esq.
          Telecopy No.: (310) 789-1490

          If to the Company, Braun and the Shareholder

          702-777 Hornby Street
          Vancouver, BC V62 152
          Attention: Thomas Braun
          Telecopy No.: (604) 605-0508

     11.5 Entire Agreement. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

     11.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

     11.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     11.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein. to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

     11.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

                                         VORSATECH VENTURES, INC., a Delaware
                                         corporation


                                         By: /s/ Thomas Braun
                                            -----------------------------------
                                            Name: Thomas Braun
                                            Title: President


                                         SYNUTRA, INC., a Illinois corporation


By: /s/ Weiguo Zhang                     By: /s/ Liang Zhang
   --------------------------------         -----------------------------------
   Name: Weiguo Zhang                       Name: Liang Zhang
   Title: President                         Title: Chairman


                                         SELLERS:

                                         Beams Power Investment Corporation

                                         By: /s/ Sherry Meng
                                            -----------------------------------
                                            Name: Sherry Meng
                                            Title: President


                                         Strong Gold Finance Corporation

                                         By: /s/ Zhang Ji Bin
                                            -----------------------------------
                                            Name: Zhang Ji Bin
                                            Title: President

                                         BRAUN:


                                         /s/ Thomas Braun
                                         --------------------------------------
                                         Thomas Braun


                                         SHAREHOLDER:

                                         Berlin Capital Investments, Inc.

                                         By: /s/ Thomas Braun
                                            -----------------------------------
                                            Name: Thomas Braun
                                            Title: President


                                         Witness:

FirstAlliance Financial Group, Inc.      WestPark Capital Inc.


By: /s/ Weiming Zhang                    By: /s/ Richard Rappaport
   --------------------------------         -----------------------------------
   Name: Weiming Zhang                      Name: Richard Rappaport
   Title: Chief Executive Officer           Title: Chief Executive Officer

                                    SCHEDULEI


               Name                              Number of Company Shares
-----------------------------------       -------------------------------------
Beams Power Investment Corporation                     36,000,000
Strong Gold Finance Corporation                        10,000,000

                                    ITEM 3.1
                                  SUBSIDIARIES

Qingdao Shenyuan Dairy Company Limited

Qingdao Shengqiaozhi Dairy Company Limited

Zhangjiakou Shenyuan Dairy Company Limited

Beian Yipin Dairy Company Limited

Luobei Shenyuan Dairy Company Limited

Qingdao Baby Nutrition Research Company Limited

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I      THE EXCHANGE....................................................1
     1.1       The Exchange ...................................................1
     1.2       Time and Place of Closing ......................................2
     1.3       Effective Time .................................................2
     1.4       Escrow .........................................................2

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY AND THE SHAREHOLDER ....................................2
     2.1       Due Organization and Qualification; Due Authorization ..........2
     2.2       No Conflicts orDefaults ........................................3
     2.3       Capitalization .................................................3
     2.4       Financial Statements............................................3
     2.5       No Assets or Liabilities .......................................3
     2.6       Taxes ..........................................................4
     2.7       Indebtedness; Contracts; No Defaults ...........................4
     2.8       Real Property ..................................................4
     2.9       Compliance with Law.............................................4
     2.10      Permits and Licenses ...........................................4
     2.11      Litigation .....................................................4
     2.12      Insurance ......................................................5
     2.13      Patents; Trademarks mnd Intellectual Property Rights ...........5
     2.14      Trading ........................................................5
     2.15      Securities Law Compliance ......................................5

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SYNUTRA ......................5
     3.1       Due Organization and Qualification; Subsidiaries; Due
               Authorization ..................................................5
     3.2       No Conflicts or Defaults .......................................6
     3.3       Capitalization .................................................6
     3.4       Taxes ..........................................................6
     3.5       Compliance with Law ............................................7
     3.6       Litigation .....................................................7

ARTICLE IV     REPRESENTATION AND WARRANTIES OF THE SELLERS....................7
     4.1       Title to Shares.................................................7
     4.2       Due Authorization ..............................................8
     4.3       Purchase for Investment.........................................8
     4.4       Investment Experience ..........................................8
     4.5       Information ....................................................8
     4.6       Restricted Securities...........................................8

                                Table of Contents
                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----

ARTICLE V      COVENANTS ......................................................9
      5.1      Further Assurances .............................................9

ARTICLE VI     DELIVERIES .....................................................9
      6.1      Items to be delivered to the Sellers prior to or at
               Closing by the Company .........................................9
      6.2      Items to be delivered to the Company prior to or at
               Closing by Synutra and the Sellers .............................9

ARTICLE VII    CONDITIONS PRECEDENT ..........................................10
       7.1     Conditions Precedent to Closing ...............................10
       7.2     Conditions to Obligations of Sellers ..........................10
       7.3     Conditions to Obligations of the Company ......................11

ARTICLE VIII   INDEMNIFICATION ...............................................11
       8.1     Indemnity of the Company, Braun and the Shareholder ...........11
       8.2     Indemnity of the Sellers ......................................11
       8.3     Indemnification Procedure .....................................11

ARTICLE IX     TERMINATION ...................................................12
       9.1     Termination ...................................................12

ARTICLE X      COVENANTS SUBSEQUENT TO CLOSING ...............................12

ARTICLE XI     MISCELLANEOUS .................................................12
       11.1    Survival of Representations, Warranties and Agreements ........12
       11.2    Access to Books and Records ...................................13
       11.3    Further Assurances ............................................13
       11.4    Notice ........................................................13
       11.5    Entire Agreement ..............................................14
       11.6    Successors and Assigns ........................................14
       11.7    Governing Law .................................................14
       11.8    Counterparts ..................................................14
       11.9    Construction ..................................................14
       11.10   Severability ..................................................14


                                       ii